UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GulfMark Offshore, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On or about April 30, 2010, GulfMark Offshore, Inc. (the “Company”) furnished or otherwise made available to stockholders its Proxy Statement describing the matters to be voted upon at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Peninsula Hotel, 700 5th Avenue at 55th Street, New York, NY 10019, on Tuesday, June 8, 2010 at 8:00 a.m., local time.
At the Annual Meeting, stockholders are being asked, among other things, to vote on adoption of the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan (the “2010 Plan”) (identified as Proposal 2 in the Proxy Statement).
Following our review of the recently published analysis of this proposal by a leading proxy advisory firm and in order to facilitate stockholder approval of the 2010 Plan, our Board of Directors agreed that it was its intent not to allow repricing of options or to take any action having substantially the same effect as a repricing of options without the approval of the Company’s stockholders. For example, Section 5.6 of the 2010 Plan expressly prohibits modifying an option to reprice an option.
In order to clarify that buy-outs of options cannot be used to reprice an option, our Board has agreed that, if the 2010 Plan is approved by our stockholders at the Annual Meeting, the Board will approve, as soon as reasonably practicable thereafter, an amendment to the 2010 Plan that will provide for additional prohibitions on repricing of options issued under the 2010 Plan. Specifically, the amendment would amend Section 5.7 of the 2010 Plan by deleting it in its entirety and replacing it with the following:
     “5.7 Buyout Provisions. The Committee may at any time (a) offer to buy-out for a payment in cash or cash equivalents or other Awards an Option previously granted or (b) authorize an Optionee to elect to cash-out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that, without approval of the Company’s stockholders, no Option having an Exercise Price that exceeds the Fair Market Value of Common Shares on the date of a buy-out or cash-out shall be eligible to be bought out or cashed out.”
Important Additional Information
The Company filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) on April 30, 2010 in connection with its 2010 Annual Meeting of Stockholders and began the process of mailing the definitive proxy statement and a proxy card to stockholders. The Company’s stockholders are strongly advised to read the Company’s proxy statement as it contains important information. Stockholders may obtain an additional copy of the definitive proxy statement and any other documents filed by the Company with the SEC at no cost at the SEC’s website at http://www.sec.gov. Copies of the definitive proxy statement are available at no cost at http://www.proxydocs.com/GLF.
Forward-Looking Statements
Certain statements in this communication are “forward-looking statements” and other statements that are not historical facts concerning, among other things, market conditions, the demand for marine support and transportation services and future capital expenditures. Such statements are subject to certain risks, uncertainties and assumptions, including, without limitation, operational risk, catastrophic or adverse sea or weather conditions, dependence on the oil and natural gas industry, volatility in oil and gas prices, delay or cost overruns on construction projects or insolvency of the shipbuilders, lack of shipyard or equipment availability, ongoing capital expenditure requirements, uncertainties surrounding environmental and government regulation, risks relating to compliance with the Jones Act, risks relating to leverage, risks of foreign operations, risk of war, sabotage, piracy or terrorism, assumptions concerning competition, and risks of currency fluctuations and other matters.